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                                                                    Exhibit 99.1






                        PLEASE DETACH PROXY CARD HERE
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                                 GLOBESPAN, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               Special Meeting of Stockholders, December 14, 2001

      The undersigned stockholder of GlobeSpan, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus each dated November 8, 2001 and hereby appoints Armando Geday and Robert McMullan, and each of them, proxies, with full power of substitution and revocation, to vote as designated below, all shares of common stock of GlobeSpan, Inc., which the undersigned is entitled to vote at the Special Meeting of Stockholders of GlobeSpan, Inc. to be held on December 14, 2001, at the Oyster Point Hotel, 146 Bodman Place, Red Bank, New Jersey at 10:00 a.m. Eastern time and at any adjournment or postponement thereof.

      The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" Proposal No. l and "FOR" Proposal No. 2.

      TO VOTE BY MAIL, PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE

                          PLEASE DETACH PROXY CARD HERE
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The Board of Directors recommends a vote "FOR" Proposal No. 1 and a vote "FOR"
Proposal No.2.

                                                FOR       AGAINST        ABSTAIN
1. To approve the issuance of shares of
GlobeSpan common stock, par value
$0.001 per share, pursuant to the Agreement
and Plan of Merger, dated as of October 1,
2001, by and among GlobeSpan, Wine
Acquisition Corp., a wholly owned subsidiary
of GlobeSpan, and Virata Corporation.            [ ]         [ ]            [ ]

2. To approve an amendment to GlobeSpan's
certificate of incorporation to change
the name of GlobeSpan to "GlobeSpan Virata,
Inc." at the effective time of the proposed
merger with Virata Corporation.                  [ ]         [ ]            [ ]

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DATE:___________________________

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Signature(s) in Box

Please sign exactly as your name
appears on your stock certificate.

When shares are held in the name of joint holders, each should sign. When signing as attorney, executor, trustee, guardian, etc., please so indicate. If a corporation, please sign in full corporate name by an authorized officer.
If a partnership, please sign in partnership name by an authorized person.